Exhibit 5.1

                        SIDLEY AUSTIN BROWN & WOOD LLP

       BEIJING                  787 SEVENTH AVENUE             LOS ANGELES
        ----                 NEW YORK, NEW YORK 10019              ----
      BRUSSELS               TELEPHONE 212 839 5300              NEW YORK
        ----                  FACSIMILE 212 839 5599               ----
       CHICAGO                    www.sidley.com              SAN FRANCISCO
        ----                                                       ----
       DALLAS                     FOUNDED 1866                   SHANGHAI
        ----                                                       ----
       GENEVA                                                   SINGAPORE
        ----                                                       ----
      HONG KONG                                                    TOKYO
        ----                                                       ----
       LONDON                                                WASHINGTON, D.C.


WRITER'S DIRECT NUMBER                                   WRITER'S E-MAIL ADDRESS


                               January 12, 2004


Synthetic Fixed-Income Securities, Inc.
One First Union Center
301 S. Tryon St. 30th Floor
Charlotte, North Carolina 28288-0630

             Re:   Synthetic Fixed-Income Securities, Inc.
                   Registration Statement of Form S-3
                   ---------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Synthetic Fixed-Income Securities, Inc., a Delaware corporation (the "Corporation"), in connection with the preparation of its registration statement on Form S-3 (the "Registration Statement") relating to the issuance from time to time in one or more series (each, a "Series") of trust certificates (the "Securities") that are registered on such Registration Statement. The Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") herewith under the Securities Act of 1933, as amended (the "1933 Act"). As set forth in the Registration Statement, each Series of Securities will be issued by a separate trust to be formed by the Corporation (each, a "Trust") under and pursuant to the conditions of a trust agreement (each, an "Agreement"), each to be identified in the prospectus supplement for such Series of Securities.

     We have examined copies of the Corporation's Articles of Incorporation and Bylaws, the form of the Agreement filed or incorporated by reference as an exhibit to the Registration Statement, the forms of Securities included in the Agreement so filed, and such other agreements, records and documents as we have deemed necessary for purposes of this opinion. As to factual matters, we have relied upon statements, certificates and other assurances of public officials and of officers or other representatives of the Corporation and upon such other certificates or representations as we deemed appropriate for purposes of our opinion, which factual matters have not been independently established or verified by us. We have assumed, without independent verification, the genuineness of all signatures, the accuracy of the representations contained in the reviewed documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based upon such examinations and our consideration of such questions of law as we have deemed relevant in the circumstances, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when the Securities of a Series have been duly executed, authenticated and delivered in accordance with the terms of the related Agreement and issued and delivered against payment therefor as described in the Registration Statement, the Securities of such Series will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement, subject to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforceability is sought in a proceeding in equity or at law).

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Opinions" in the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.



                                         Very truly yours,
                                         /s/ Sidley Austin Brown & Wood LLP



  SIDLEY AUSTIN BROWN & WOOD LLP IS A DELAWARE LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS